Contacts:

Thomas G. Hood, President and CEO

thood@southwall.com

Maury Austin, Interim CFO

maustin@southwall.com

For Immediate Release

Southwall Announces First-Quarter Fiscal 2004 Results

Palo Alto, California - May 10, 2004 - Southwall Technologies Inc. (OTC BB: SWTX.OB) released its financial results for the first quarter Fiscal 2004 following the close of market on May 10th.

Selected First Quarter 2004 Operational Highlights

  Revenues increase sequentially from $10.9 to $11.1 million;
  Net Losses improve sequentially from ($1.29) to ($0.53) per share
  Gross Margins improve sequentially from (2%) to 24%

Net revenues for the first quarter 2004 were $11.1 million, compared with $10.9 million for the fourth quarter of 2003 and $15.2 million for the same quarter in 2003.

Southwall's first quarter 2004 net loss was $6.7 million, or a loss of $0.53 per share, compared with a net loss of $16.1 million, or a loss of $1.29 per share, for the fourth quarter of 2003 and with a net loss of $1.7 million, or $0.13 per share, for the same quarter a year ago. During the first quarter 2004 Southwall incurred a non cash charge of $4.8 million associated with warrants issued in conjunction with the Needham financing completed during the quarter. The Net Loss from Operations during the first- quarter 2004 was $1.3 million.

Southwall's balance sheet at March 28, 2004 included cash and cash equivalents of $2.2 million, compared with $1.9 million on December 31, 2003 and with $2.3 million on March 30, 2003.

'During the first quarter of this fiscal year Southwall began to realize the benefits of the significant restructuring that began in the fourth quarter of 2003 and continued through this latest quarter,' said Thomas G. Hood, Southwall's president and chief executive officer. 'The demand for our products has improved compared with the second half of 2003. Our gross margins for the first quarter of 2004 improved to 24% as a result of the manufacturing consolidations and the reduction of our operating expenses. Overall, I am very pleased with the progress we have made during the quarter'.

The company will hold a teleconference at today to discuss the results in more detail.

This call will be open to all investors via a webcast accessible at www.southwall.com and by phone. Both phone and webcast replays will be available for approximately one week after the teleconference, beginning approximately two hours after the call ends.

How to Access the Webcast

Go to the Investor Relations page of the Southwall website at www.southwall.com and click on the CCBN webcast icon. From here, you can listen to the teleconference, assuming that your computer system is configured properly.

How to Access the Call

Using access code # 72173393243560, domestic U.S. callers can dial (877) 481-7179, while international callers can dial (706) 634-0663. The phone replay will be accessible at (800) 642-1687 or (706) 645-9291, access code # 7217339.

About Southwall Technologies Inc.

Southwall Technologies Inc., designs and produces thin film coatings that selectively absorb, reflect or transmit light. Southwall products are used in a number of automotive, electronic display and architectural glass products to enhance optical and thermal performance characteristics, improve user comfort and reduce energy costs. Southwall is an ISO 9001:2000- certified manufacturer and sells advanced thin film coatings to over 25 countries around the world. Southwall's customers include Audi, BMW, DaimlerChrysler, Hewlett-Packard, Mitsubishi Electric, Mitsui Chemicals, Peugeot~~-~~Citroën, Pilkington, Renault, Saint- Gobain Sekurit, and Volvo.

This press release may contain forward- looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward- looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presented. These risks include the possibility that our recent financings will not be sufficient to permit Southwall to continue as a going concern, that the Company will not return to profitability in the second half of 2004 or at all, that the Company's expected future results will be materially worse than estimated, that the Company will not receive stockholder approval of an amendment of its charter (which would result in acceleration of $4.5 million of convertible notes and result in the Company having insufficient shares available to cover all of its obligations to issue equity), that the Company's restructuring efforts will not be sufficient to allow the Company to return to profitability or continue as a going concern, that there will be decline in one or more portions of our business in 2004, that our margins will decrease from those in the first quarter, that our expenses will increase, and that the Company will not be able to secure additional financing, as well as risks associated with its failure to meet covenants under the Needham investment agreement or credit facilities, and strains on the Company's liquidity. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2003, filed on April 14, 2004, as amended by Form 10-K/A filed on May 7, 2004.

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SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)

	Three Months Ended
	March 28,	March 30,
	2004	2003

Net revenues................................	$11,067	$15,221

Cost of sales...................................	8,466	12,183

Gross profit.................................	2,601	3,038

Operating expenses:
Research and development.........................	810	1,668
Selling, general and administrative........................	3,063	2,876
Restructuring expenses............................	--	(65)
Total operating expenses..........................	3,873	4,479

Income (loss) from operations.........................	(1,272)	(1,441)

Interest expense...............................	(675)	(292)
Costs of warrants issued..............................	(4,818)	--
Other income, net.............................	430	89

Income (loss) before provision for (benefit from) income taxes............	(6,335)	(1,644)

Provision for (benefit from) income taxes......................	355	15

Net income (loss)..............................	$(6,690)	$(1,659)

Net income (loss) per share:
Basic...................................	$(0.53)	$(0.13)
Diluted...................................	$(0.53)	$(0.13)

Weighted average shares of common stock and dilutive potential common stock:
Shares used in computation, basic and diluted	12,548	12,527
Shares used in computation, basic and diluted	12,548	12,527
See accompanying notes to condensed, consolidated financial statements.

SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 28,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents.....................	$1,468	$$1,152
Restricted cash..........................	704	739
Accounts receivable, net of allowance for bad debts of $836 at March 28, 2004 and $778 at December 31, 2003......................	4,657	7,096
Inventories, net..........................	6,880	6,830
Other current assets.........................	4,128	2,617
Total current assets........................	17,837	18,434

Property, plant and equipment, net...................	20,468	21,787
Restricted loan proceeds.......................	1,027	1,066
Other assets............................	1,365	434
Total assets...........................	$40,697	$41,721

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion term debt and capital leases..............	$1,520	$2,042
Line of credit...........................	5,546	6,844
Accounts payable..........................	4,373	6,315
Accrued compensation........................	910	1,392
Other accrued liabilities.......................	7,815	6,051
Total current liabilities......................	20,164	22,644

Term debt and capital leases.......................	15,491	13,658
Government grants advanced .....................	592	614
Other...............................	11,029	3,084
Total liabilities.........................	47,276	40,000

Stockholders' equity:
Common stock, $0.001 par value, 20,000 shares authorized; and 12,527 and 12,548 shares outstanding at March 28, 2004 and December 31,2003, respectively ............................	13	13
Capital in excess of par value....................	69,796	70,861
Accumulated other comprehensive income:
Translation gain on subsidiary....................	2,695	3,240
Accumulated deficit.........................	(79,083)	(72,393)
Total stockholders' equity.....................	(6,579)	1,721
Total liabilities and stockholders' equity................	$40,697	$41,721